Exhibit 10.1

PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) is made as of the 29th day of October, 2007 by and among Ophthalmic Imaging Systems, a California corporation (the “Company”), and the Purchasers set forth on the signature page affixed hereto (each a “Purchaser” and collectively the “Purchasers”).

Recitals

A.     The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the 1933 Act (as defined below) and Rule 506 of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act;

B.     The Purchasers wish to purchase, and the Company wishes to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement (i) an aggregate of up to $2,750,000 in principal amount of the Company’s 6.5% Convertible Notes Due April 30, 2010 in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into shares of common stock of the Company, no par value per share (the “Common Stock”), in accordance with the terms of the Notes, and (ii) warrants, in the form attached hereto as Exhibit B (“Warrants”), to purchase an aggregate of up such number of shares of Common Stock as is equal to 35% of the principal amount of Notes purchased hereunder divided by the Market Price (as defined in the Notes) as of the Closing Date, for an aggregate purchase price of up $2,750,000, with each Purchaser’s Subscription Amount (as defined below), set forth on such Purchaser’s signature page hereto; and

C.     Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws;

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.      Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

1.1.      “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.2.     “Agreements” means this Agreement, the Registration Rights Agreement, the Notes and the Warrants.

1.3.      The “Company” shall refer to the Company (as defined in the first paragraph hereof) together with its subsidiaries wherever applicable (including without limitation with respect to all representations of the Company unless the context otherwise requires).

1.4.      “Closing” means the consummation of the transactions contemplated by this Agreement, and “Closing Date” means the date of such Closing.

1.5.      “Material Adverse Effect” means a material adverse effect on the (i) condition (financial or otherwise), business, assets, prospects or results of operations of the Company; (ii) ability of the Company to perform any of its material obligations under the terms of the Agreements; or (iii) material rights and remedies of a Purchaser under the terms of the Agreements.

1.6.      “MFN Transaction” means a transaction in which the Company issues or sells any securities to an investor (the “New Investor”) in a capital raising transaction or series of related transactions (the “New Offering”) which grants to the New Investor the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the New Investor in the New Offering.

1.7.      “Notes” shall have meaning set forth in the recitals to this Agreement.

1.8.      “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.9.      “SEC” shall have the meaning set forth in the recitals to this Agreement.

1.10.      “SEC Filings” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and all other reports filed by the Company pursuant to the 1934 Act since December 31, 2006.

1.11.      “Securities” means the Notes, Warrants, Underlying Shares and Warrant Shares.

1.12.      “Subscription Amount” means, as to each Purchaser, the aggregate dollar amount to be paid for the Notes and Warrants purchased under this Agreement by such Purchaser as specified on such Purchaser's signature page hereto.

1.13.      “Underlying Shares” means the shares of Common Stock issued or issuable upon conversion of, as payment for interest or repayment of principal under, or otherwise pursuant to, the Notes.

1.14.      “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells, or agrees to issue or sell (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (z) under a warrant exercisable for a number of shares based upon and/or varying with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such warrant, or (b) any securities of the Company pursuant to an “equity line” structure whereby the Company may sell securities at future determined prices.

1.15.      “Warrants” shall have meaning set forth in the recitals to this Agreement.

1.16.      “Warrant Shares” means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants.

1.17.      “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.18.      “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.            Purchase and Sale of the Notes and Warrants. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties made herein, each of the Purchasers hereby severally, and not jointly, agrees to purchase, and the Company hereby agrees to sell and issue to each of the Purchasers (a) a principal amount of Notes equal to such Purchaser’s Subscription Amount, and (b) Warrants to purchase a number of shares of Common Stock equal to 35% of such Subscription Amount divided by the Market Price as of the Closing Date.

3.           Closing.

3.1.      Closing Procedure. The Company shall promptly deliver to Purchasers’ counsel, in trust, Notes and Warrants, registered in the names of the Purchasers as indicated on the signature pages to this Agreement, representing all of the Notes and all of the Warrants, with instructions that such Notes and Warrants are to be held in escrow for release to the Purchasers only upon payment of the Subscription Amount to the Company and confirmation of receipt of such payment by the Company or its counsel. Upon receipt by counsel to the Purchasers of the Notes and Warrants and the execution and/or delivery of such other documents contemplated hereby to be executed and/or delivered on or prior to the Closing, each Purchaser shall promptly cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing the Subscription Amount. On the date that the Company or its counsel confirms to Purchasers’ counsel that such funds have been received (which shall occur promptly following such receipt), the Notes and the Warrants shall be released to the Purchasers (and the date of receipt of such funds shall be deemed the “Closing Date”).

3.2        Closing Date Deliveries.

            (a)      On the Closing Date, the Company shall deliver to the Purchasers (by delivery to counsel to the Purchasers):

(i)	Notes in the form attached as Exhibit A;

(ii)	Warrants in the form attached as Exhibit B;

(iii)	The executed Registration Rights Agreement in the form attached as Exhibit C;

(iv)	The opinion(s) of counsel referred to in Section 7.4 below; and

(v)

An officer’s certificate in form and substance reasonably satisfactory to the Purchasers and the Purchasers’ counsel, executed by an officer of the Company, certifying as to satisfaction of applicable closing conditions, incumbency of signing officers, the true, correct and complete nature of the Certificate of Incorporation and By-laws, good standing and authorizing resolutions.

             (b)      On the Closing Date, each Purchaser shall deliver to the Company:

(i)	The Subscription Amount set forth on such Purchaser’s signature page hereto; and

(ii)	The executed Registration Rights Agreement.

4.      Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers that:

4.1.      Organization, Good Standing and Qualification . The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. All of the Company’s subsidiaries (including any entity in which the Company has a greater than 5% interest) are listed by name and jurisdiction of organization on Schedule 4.1 attached hereto. All subsidiaries are wholly-owned by the Company except as otherwise indicated on Schedule 4.1.

4.2.      Authorization. The Company has full corporate power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Agreements, (ii) authorization of the performance of all obligations of the Company hereunder and thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or (ii) equitable principles relating to the availability of specific performance, injunctive relief and other equitable remedies.

4.3.    Capitalization. Set forth on Schedule 4.3 hereto is (a) a description of the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding on the date hereof; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.3 , no Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, and except as contemplated by this Agreement or set forth on Schedule 4.3, the Company is not currently in negotiations for the issuance of any equity securities of any kind. Except as set forth on Schedule 4.3, the Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities of the Company held by them. Except as set forth on Schedule 4.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

4.4.     Valid Issuance. As of the Closing, the Company has reserved a sufficient number of shares of Common Stock for the issuance upon conversion of, as payment for interest on or repayment of principal of, and otherwise pursuant to, the Notes, and upon exercise of or otherwise pursuant to the Warrants. The Notes, Warrants, Underlying Shares and Warrant Shares are duly authorized, and such Securities, when issued in accordance herewith and, in respect of the Underlying Shares and Warrant Shares, when issued pursuant to the terms of the Notes and Warrants, respectively, will be validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

4.5.     Consents. Except for the registration of the Underlying Shares and Warrant Shares under the 1933 Act pursuant to the Registration Rights Agreement, the filing of a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents, the filing of a Notice of Sale of Securities on Form D and any filings required to be made under state or “blue sky” securities laws, the execution, delivery and performance by the Company of the Agreements and, subject to the truth and accuracy of the representations made by the Purchasers in Sections 5 of this Agreement, the offer, issuance and sale of the Securities, require no consent of, action by or in respect of, or filing with, any Person, agency, or official.

4.6.     Delivery of SEC Filings; Business. The SEC Filings represent all filings required of the Company pursuant to the 1934 Act since December 31, 2006. When filed, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company in all material respects. The Company has not provided to any Purchaser (i) any information required to be filed under the 1934 Act that has not been so filed or (ii) any material nonpublic information.

4.7.      Use of Proceeds. The proceeds of the sale of the Securities hereunder shall be used by the Company for working capital purposes and acquisition costs in connection with the MediVision and Accermed acquisitions.

4.8.      No Material Adverse Change. Since December 31, 2006, except as disclosed and described in the Company’s SEC Filings filed with the SEC at least ten (10) days prior to the date hereof, there has not been:

(a)      any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Form 10-KSB for the fiscal year ended December 31, 2006, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

(b)      any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(c)      any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or any of its subsidiaries;

(d)      any waiver by the Company of a material right or of a material debt owed to it;

(e)      any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(f)      any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(g)      any material labor difficulties or labor union organizing activities with respect to employees of the Company;

(h)      any transaction entered into by the Company other than in the ordinary course of business; or

(i)      any other event or condition of any character that may have a Material Adverse Effect.

4.9.      Registration Statements; Material Contracts.

(a)      During the preceding two years, each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (b)      Except as set forth on Schedule 4.3 hereto, there are no agreements or instruments currently in force and effect that constitute a warrant, option, convertible security or other right, agreement or arrangement of any character under which the Company is or may be obligated to issue any material amounts of any equity security of any kind, or to transfer any material amounts of any equity security of any kind.

4.10.      Form SB-2 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form SB-2 under the 1933 Act.

4.11.     No Conflict, Breach, Violation or Default; Compliance with Law. The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation (including any certificates of designation) or the Company’s Bylaws, both as in effect on the date hereof, or (ii) except where it could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (B) except as set forth on Schedule 4.11, any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject (including without limitation an event that with notice or lapse of time or both would become a default, and including without limitation any event that would give to others any rights of termination, amendment, acceleration or cancellation, with or without notice, lapse of time or both). Except as disclosed in the SEC Filings filed at least ten days prior to the date hereof and except where it could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (i) to its knowledge is not in violation of any statute, rule or regulation applicable to the Company or its assets or its activities, (ii) is not in violation of any judgment, order or decree applicable to the Company or its assets, and (iii) except as set forth on Schedule 4.11, is not in breach or violation of any agreement, note or instrument to which it or its assets are a party or are bound or subject. The Company has not received notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

4.12.     Tax Matters. Except as set forth in Schedule 4.12, the Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes owed by it, in each case taking into account permitted extensions. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or threatened against the Company or any of its respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

4.13.     Title to Properties and Securities. Except as disclosed in the SEC Filings, the Company has good and marketable title to all real properties and all other properties and assets owned by it and material to its operations, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property material to its operations under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.14.     Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect if not obtained, and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.15.     No Labor Disputes. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

4.16.     Intellectual Property. The Company owns or possesses adequate rights or licenses to the inventions, know-how, patents, patent rights, copyrights, trademarks, trade names, licenses, approvals, governmental authorizations, trade secrets confidential information and other intellectual property rights, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, necessary to conduct the business now operated by it and presently contemplated to be operated by it (collectively, “Intellectual Property Rights”), and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights except as disclosed in the SEC Filings and except as to any such claims that could not have a Material Adverse Affect. Except as set forth on Schedule 4.16 hereto, none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement, except where such expirations or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. To the knowledge of the Company, the Company’s patents and other Intellectual Property Rights and the present activities of the Company do not infringe any patent, copyright, trademark, trade name or other proprietary rights of any third party where such infringement may cause a Material Adverse Effect on the Company, and there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company regarding its Intellectual Property Rights, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has no knowledge of the material infringement of its Intellectual Property Rights by third parties and has no reason to believe that any of its Intellectual Property Rights is unenforceable, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties.

4.17.     Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

4.18.     Litigation. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect, and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.19.     Financial Statements. The financial statements included in each SEC Filing present fairly and accurately in all material respects the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company.

4.20.     Insurance Coverage. The Company maintains in full force and effect insurance coverage that the Company reasonably believes to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.21     Compliance with Bulletin Board Listing Requirements. There are no proceedings pending or to the Company’s knowledge threatened against the Company relating to the continued listing of the Company’s Common Stock on the OTC Bulletin Board.

4.22.     Acknowledgment of Dilution. The number of shares of Common Stock issuable pursuant to the Notes and Warrants may increase. The Company’s executive officers and directors have studied and fully understand the nature of the transactions being contemplated hereunder and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company acknowledges that its obligations to issue shares of Common Stock pursuant to the terms of the Notes and Warrants are binding on it and enforceable regardless of the dilution that such issuance may have on the ownership interest of the other stockholders of the Company.

4.23.     Brokers and Finders. The Purchasers shall have no liability or responsibility for the payment of any commission or finder’s fee to any third party in connection with or resulting from this agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company. Upon Closing, the Company shall pay to any finder in connection with the transactions contemplated hereby any finder’s fee(s) owing to such finder pursuant to a separate agreement or arrangement.

4.24.      No General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.25.      No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 5 hereof, neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act and Rule 506 of Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act, or would require the integration of this offering with any other offering of securities for purposes of determining the need to obtain stockholder approval of the transactions contemplated hereby under the rules of any trading market or exchange.

4.26.      Disclosures. No representation or warranty made by the Company under any section hereof and no written information furnished by the Company to the Purchasers or any authorized representative of the Purchasers, pursuant to the Agreements or in connection therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which the statements were made, not misleading.

5.            Representations and Warranties of the Purchaser. Each of the Purchasers, as to itself only, severally and not jointly, represents and warrants to the Company that:

5.1.      Organization and Existence. Such Purchaser is a validly existing corporation, partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement and otherwise to carry out its obligations hereunder and under the Registration Rights Agreement.

5.2.     Authorization. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement have been duly authorized and this Agreement and the Registration Rights Agreement will each constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or (ii) equitable principles relating to the availability of specific performance, injunctive relief and other equitable remedies

5.3.       Purchase Entirely for Own Account. The Securities to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the distribution (within the meaning of Section 2(11) of the 1933 Act) of any part thereof, and the Purchaser has no present intention of distributing (within the meaning of Section 2(11) of the 1933 Act) the same (provided that this representation shall not in any way limit such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws at any time). Such Purchaser is not an Affiliate of the Company. Neither such Purchaser nor any of its Affiliates is a registered broker dealer or an entity engaged in the business of being a broker dealer. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

5.4.     Investment Experience. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters and in private placement transactions of companies similar to the Company so that it is capable of evaluating the merits and risks of the purchase contemplated hereby, and has so evaluated the merits and risks of such purchase.

5.5.      Disclosure of Information. The Purchaser has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business, finances and operations and the terms and conditions of the offering of the Securities and has received and read the SEC Filings filed via EDGAR at least seven days prior to the date hereof. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or made pursuant to this Agreement. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

5.6.     Restricted Securities. The Purchaser understands that the Securities are “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable state laws and regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Such Purchaser understands that the Securities have not been and, except as contemplated in the Registration Rights Agreement, are not required to be registered for resale under the 1933 Act or any state securities laws, and may not be offered for resale, assigned or transferred unless (A) subsequently registered thereunder, or (B) in connection with the resale of the Securities, such Purchaser shall have delivered to the Company an opinion of counsel, in form, scope and substance reasonably acceptable to the Company and its counsel, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, to the extent reasonably requested, including pursuant to Section 4(1) under the 1933 Act or Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, "Rule 144"), provided that no such opinion shall be required in the event of any such resale, assignment or transfer pursuant to Rule 144 where there is no volume limitation, manner of sale or Form 144 notice filing requirement. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Common Shares shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including, without limitation, this Section 5.6.

5.7     Legends. It is understood that, until registration for resale pursuant to the Registration Rights Agreement or until sales under Rule 144(k) are permitted, certificates evidencing the Securities may bear one or all of the following legends or legends substantially similar thereto:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Upon registration for resale pursuant to the Registration Rights Agreement or upon Rule 144(k) under the 1933 Act becoming available, the Company shall promptly cause certificates evidencing the Underlying Shares and Warrant Shares previously issued to be replaced with certificates which do not bear such restrictive legends, and all Underlying Shares and Warrant Shares subsequently issued shall not bear such restrictive legends. In the event that the Company does not issue new, unlegended certificates in replacement of the legended certificates as required under this Section 5.7 within 10 business days of a written request to do so, or if any subsequently issued Underlying Shares and Warrant Shares are issued with restrictive legends when unlegended certificates are required under this Section 5.7, the Company shall be liable to the Purchaser (or subsequent holder thereof) for damages in an amount of $1,000 cash for each such day beyond the replacement date (or issuance date, in the case of newly converted Notes or newly exercised Warrants) that such unlegended certificates are not issued and delivered to the Purchaser or subsequent holder.

5.8.      Accredited Investor. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants or converts any Notes it will be either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

5.9.      No General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5.10.      Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company (and its counsel in rendering an opinion to the Purchaser) is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

5.11.      No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

5.12.      Residency. Such Purchaser is a resident of that jurisdiction specified above its address on the signature page hereto.

5.13.      Prohibited Transactions.     Since the time when such Purchaser was first contacted by the Company regarding the transactions contemplated hereby, neither such Purchaser nor any Person acting on behalf of or pursuant to any understanding with such Purchaser (collectively, “Trading Affiliates ”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Common Shares (each, a “Prohibited Transaction”), and neither such Purchaser nor its Trading Affiliates will enter into a Prohibited Transaction after the date hereof until the transactions contemplated hereby are announced pursuant to the 8-K Filing, which the Company agrees to file within two (2) days following the Closing Date.

6.            Closing Documents . The parties acknowledge and agree that part of the inducement for the Purchasers to enter into this Agreement is the Company’s execution and delivery of the Registration Rights Agreement. The parties acknowledge and agree that on or prior to the Closing, the Registration Rights Agreement will be duly executed and delivered by the parties thereto.

7.           Covenants and Agreements of the Company.

7.1.      Rule 144.   The Company agrees that, for purposes of determining the holding period under Rule 144 of the 1933 Act for Underlying Shares issued upon conversion of the Notes, the holding period of the Purchasers for such Underlying Shares shall be tacked to the holding period of the Purchasers for the Notes. The Company agrees to make publicly available on a timely basis the information necessary to enable Rule 144 under the 1933 Act to be available for resale.

7.2.     Limitation on Transactions.

           (a)         So long as any of the Notes remain outstanding, without the prior written consent of the holders of a majority-in-interest of the outstanding principal amount of Notes (which consent may be withheld in such holders’ discretion), the Company will not and will not permit any of its Subsidiaries to directly or indirectly issue or sell or agree to issue or sell any securities in a Variable Rate Transaction or MFN Transaction.

            (b)         So long as any of the Notes remain outstanding, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i)      amend its certificate of incorporation, bylaws or its charter documents so as to adversely affect any rights of the Subscriber;

(ii)      repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, Preferred Stock, or other equity securities other than to the extent otherwise permitted or required under the Agreements;

(iii)      engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

7.3.      Right of the Purchasers to Participate in Future Transactions. So long as any Notes remain outstanding, the Purchasers will have a right to participate in any sales of any of the Company’s securities in a capital raising transaction on the terms and conditions set forth in this Section 7.3. During such period, the Company shall give ten (10) business days advance written notice to the Purchasers prior to any non-public offer or sale of any of the Company's equity securities or any securities convertible into or exchangeable or exercisable for such securities in a capital raising transaction by providing to the Purchasers a comprehensive term sheet containing all significant business terms of such a proposed transaction. The Purchasers shall have the right (pro rata in accordance with the Purchasers’ participation in this offering) to participate in such transaction by purchasing in such transaction an amount of the identical securities issued in such transaction equal to up to fifty percent of the aggregate amount of such securities issued to the Purchasers and such other investors together for the same consideration and on the same terms and conditions as such third-party sale (for clarification, such purchase may be in addition to, as opposed to in lieu of, purchases being made by such other investors). If, subsequent to the Company giving notice to a Purchaser hereunder but prior to the Purchaser exercising its rights hereunder, the terms and conditions of the third-party sale are changed from that disclosed in the comprehensive term sheet provided to such Purchaser, the Company shall be required to provide a new notice to the Purchaser hereunder and the Purchaser shall have the right to exercise its rights to purchase the identical securities in such transaction on such changed terms and conditions as provided hereunder. The rights and obligations of this Section 7.3 shall in no way diminish the other rights of the Purchaser pursuant to this Section 7. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by any Purchaser pursuant to any capital raising transaction as described in this Section 7.3 shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Purchaser (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Purchaser’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned by the Purchaser’s “affiliates” (as defined in Rule 144 of the 1933 Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the 1934 Act, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock. For clarification purposes, the participation right granted herein is being granted by the Company separately to each Purchaser, and in no event shall this provision constitute any agreement among the Purchasers in any way directly or indirectly to act in concert with respect to the acquisition, disposition or voting of any Common Stock.

7.4.     Opinion of Counsel. On or prior to the Closing Date, the Company will deliver to the Purchasers the opinions of legal counsel to the Company substantially in the form and substance attached hereto as Exhibit 7.4.

7.5.     Reservation of Common Stock issuable upon Conversion of Notes and Exercise of Warrants. The Company hereby agrees at all times to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the full conversion of Notes (including payment and repayment of interest and principal thereon) and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal 125% of the number of shares sufficient to permit the full conversion of Notes (including payment and repayment of interest and principal thereon) and to permit the full exercise of the Warrants in accordance with the terms of the Warrants. All calculations pursuant to this paragraph shall be made without regard to restrictions on beneficial ownership.

7.6.     Reports. For so long as the Purchasers beneficially own the Notes or Warrants, the Company will furnish to the Purchasers the following reports, each of which shall be provided to the Purchasers by air mail or reputable international courier (within one week of filing with the SEC, in the case of SEC filings), to the extent not filed on and available at that time via EDGAR:

(a)      Quarterly Reports. As soon as available and in any event within 45 days after the end of each fiscal quarter of the Company, the Company’s quarterly report on Form 10-QSB or, in the absence of such report, consolidated balance sheets of the Company as at the end of such period and the related consolidated statements of operations, stockholders’ equity and cash flows for such period and for the portion of the Company’s fiscal year ended on the last day of such quarter, all in reasonable detail and certified by the Company to have been prepared in accordance with generally accepted accounting principles, subject to year-end and audit adjustments.

(b)      Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, the Company’s Form 10-K or, in the absence of a Form 10-KSB, consolidated balance sheets of the Company as at the end of such fiscal year and the related consolidated statements of earnings, stockholders’ equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of an independent certified public accountant selected by the Company and reasonably satisfactory to the Purchaser.

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(c)       Securities Filings. As promptly as practicable and in any event within five days after the same are issued or filed, copies of (i) all notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its stockholders or to financial analysts, and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company furnishes or files, or, to the extent also delivered to the Company, any officer or director of the Company (in such person’s capacity as such) furnishes or files with the SEC.

(d)       Other Information. Such other information relating to the Company as from time to time may reasonably be requested by any Purchaser provided the Company produces such information in its ordinary course of business, and further provided that the Company, solely in its own discretion, determines that such information is not confidential in nature and disclosure to the Purchaser would not be harmful to the Company or violate any rules or regulations of the SEC or any market or exchange on which its Common Stock is traded.

7.7.      Press Releases. Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Purchasers for comment at least two (2) business days prior to issuance. The Company shall issue a press release concerning the fact and material terms of this Agreement within one business day of the Closing.

7.8     No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Purchasers under the Agreements.

7.9.     Insurance. For so long as any Purchaser beneficially owns any of the Securities, the Company shall have in full force and effect (a) insurance reasonably believed by the Company to be adequate on all assets and activities, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company to insure.

7.10.     Compliance with Laws. So long as the Purchasers beneficially own any Securities, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

7.11.      Listing of Underlying Shares and Related Matters. The Company hereby agrees, promptly following the Closing of the transactions contemplated by this Agreement, to take such action, if any, to cause the Underlying Shares and the Warrant Shares to be listed on the OTC Bulletin Board as promptly as possible but no later than the effective date of the registration contemplated by the Registration Rights Agreement. The Company further agrees that if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it will include in such application the Underlying Shares and Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. For so long as any Notes remain outstanding, the Company will take all action necessary to continue the listing and trading of its Common Stock on the American Stock Exchange, the New York Stock Exchange, the Nasdaq Stock Market or the OTC Bulletin Board (collectively, “Approved Markets”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchange or market, as applicable, to ensure the continued eligibility for trading of the Underlying Shares and the Warrant Shares thereon.

7.12.      Corporate Existence. So long as any Notes or Warrants remain outstanding, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets so long as the surviving or successor entity in such transaction (a) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith, regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to fulfill its obligations hereunder and effect the conversion (including payment on) and exercise in full of all Notes and Warrants outstanding as of the date of such transaction; (b) has no legal, contractual or other restrictions on its ability to perform the obligations of the Company hereunder and under the agreements and instruments entered into in connection herewith; and (c)(i) is a publicly traded corporation whose common stock and the shares of capital stock issuable upon conversion and exercise of the Notes and Warrants are (or would be upon issuance thereof) listed for trading on an Approved Market or (ii) if not such a publicly traded corporation, then the buyer agrees that it will, at the election of the Purchasers, purchase such Purchasers’ Securities at a price equal to the greater of (a) 125% of the Subscription Amount for such Securities or (b) the fair market value of such Securities on an as-converted and as-exercised basis based on the closing price immediately preceding such transaction or the redemption date, whichever is greater.

8.      Survival. All representations and warranties contained in this Agreement shall survive the Closing of the transactions contemplated hereby until the expiration of the applicable statute of limitations.

9.       Miscellaneous.

9.1.      Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties hereto which consent may not be unreasonably withheld or delayed, except that without the prior written consent of the Company, but after notice duly given, a Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to any Person to which such Purchaser has transferred or assigned all or part of its Notes or Warrants in accordance with the terms of the Notes and Warrants, provided in each case that such Affiliate, transferee or assignee acknowledges in writing to the Company that the representations and warranties contained in Section 5 hereof shall apply to such Affiliate, transferee or assignee. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.3      Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4.     Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) facsimile, with electronic confirmation of transmittal, (iii) certified mail, return receipt requested, or (iv) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Ophthalmic Imaging Systems Inc.
221 Lathrop Way, Suite I
Sacramento, CA 95815

Attn: Ariel Shenhar, CFO
Fax: 916-646-0207

With a copy to:

Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Attn: Henry I. Rothman
Fax: (212) 704-5950

If to the Purchasers, to the addresses set forth on the
signature pages hereto, with a copy to:

Peter J. Weisman, P.C.

52 Vanderbilt Avenue, 17th Floor
New York, NY 10017
Fax: 212-317-8855

9.5.      Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay to Tail Wind Advisory & Management Ltd. a non-refundable, non-accountable sum equal to $60,000 as and for legal and due diligence expenses incurred in connection herewith, $20,000 of which amount has been previously paid. The Company shall pay all fees and expenses of any placement agents or finders in connection with the transactions contemplated by this Agreement pursuant to a separate agreement between such parties.

9.6     Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Purchaser to be bound by such amendment or waiver.

9.7       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.8.     Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, the Registration Rights Agreement, the Notes and the Warrants and the other documents contemplated hereby constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.9.       Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.10.     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of law thereof that would defer to the substantive laws of another jurisdiction.

9.11.     Specific Performance; Indemnification.

              (a)         The Purchasers shall be entitled to specific performance of the Company’s obligations under the Agreements.

        (b)        The Company on the one hand, and each Purchaser severally and not jointly on the other hand, shall indemnify the other and hold it harmless from any loss, cost, expense or fees (including attorneys’ fees and expenses) arising out of any breach of any representation, warranty, covenant or agreement in any of the Agreements, or arising out of the enforcement of this Section 9.11.

9.12.      Jurisdiction. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement or the other Agreements shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth in this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The Company and the Purchasers hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement or the other Agreements.

9.13.      Like Treatment of Purchasers and Holders . Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption, conversion or exercise of the Securities, or otherwise, to any Purchaser or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Agreements, unless such consideration is required to be paid to all Purchasers or holders of Securities bound by such consent, waiver or amendment. The Company shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Purchasers or holders of Securities, as the case may be, on identical terms. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

9.14.      Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Agreements. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Agreements and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

9.15.      Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any of the Agreements or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.16.      Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any of the Agreements. Notwithstanding any provision to the contrary contained in any of the Agreements, it is expressly agreed and provided that the total liability of the Company under the Agreements for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Agreements exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Agreements is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Agreements from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Agreements, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

9.17.      Actions of Purchasers. The obligations of each Purchaser hereunder and under the documents contemplated hereby are several and not joint with the obligations of any other Purchaser, and no Purchaser shall in any way be responsible for the performance of the obligations of any other Purchaser under any such document. Nothing contained herein or in any other document contemplated hereby, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute any of the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or thereby. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other document contemplated hereby, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Notwithstanding anything herein to the contrary, the actions and obligations of the Purchasers hereunder shall at all times be considered several and not joint, and the

Purchasers are not, under any circumstances, agreeing to act jointly with respect to the Securities or any of their actions or obligations under the Agreements, and shall not constitute a “group” under the 1934 Act. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Agreements, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms and Agreements for the convenience of the Company and not because it was required or requested to do so by the Purchasers. For reasons of administrative convenience only, the Purchasers acknowledge and agree that they and their respective counsel have chosen to communicate with the Seller through Peter J. Weisman, P.C., but Peter J. Weisman, P.C. does not represent any of the Purchasers in this transaction other than The Tail Wind Fund Ltd. (the “Lead Investor”) and Solomon Strategic Holdings, Inc.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company:                                                                                                                   OPHTHALMIC IMAGING SYSTEMS INC.

                                                                       By: _________________________
                                                                       Name:
                                                                       Title:

Subscription Amount: Resident: Address for Notices:

 The Purchasers:

THE TAIL WIND FUND LTD.
By:     TAIL WIND ADVISORY AND MANAGEMENT LTD.,           as investment manager

          By: _________________________
          Name:   David Crook
          Title:     CEO

$2,350,000

BVI

The Tail Wind Fund Ltd.
c/o Tail Wind Advisory and Management Ltd.
Attn: David Crook
London WC2E 9LB
England
Telephone: 011-44-207-420-3800
Facsimile: 011-44-207-420-3819

with a copy to:

Peter J. Weisman, P.C.
52 Vanderbilt Avenue, 17th Floor
New York, NY 10017
Telephone: 212-418-4792
Facsimile: 212-317-8855

Subscription Amount: Resident: Address for Notices:

SOLOMON STRATEGIC HOLDINGS, INC.
By: _________________________
Name:   Andrew P. MacKellar
Title:     Director

$400,000

BVI

Solomon Strategic Holdings, Inc.

c/o Andrew P. MacKellar (Director)
Greenlands
The Red Gap
Castletown
IM9 1HB
British Isles
Telephone: +011 (44) 1624 824171

Facsimile: +011 (44) 1624 824191

with a copy to:

Peter J. Weisman, P.C.

52 Vanderbilt Avenue, 17th Floor

New York, NY 10017

Telephone: 212-418-4792
Facsimile: 212-317-8855

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